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                                                                   EXHIBIT 99.17


                          NOTICE OF EXCHANGE OFFER FOR
                         ANY AND ALL OF THE OUTSTANDING
                   7 1/2% CONVERTIBLE SUBORDINATED DEBENTURES
                                       OF
                         COMPREHENSIVE CARE CORPORATION

            THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 2:00 P.M.,
             ST. PAUL, MINNESOTA TIME, ON FRIDAY, NOVEMBER 15, 1996,
                         UNLESS EXTENDED BY THE COMPANY.

                                                                 October 8, 1996


To Our Clients:

         Enclosed for your consideration is a copy of the Offering Circular of Comprehensive Care Corporation (the "Company") dated October 8, 1996, with respect to the offer by the Company upon the terms and subject to the conditions set forth in the Offering Circular to pay aggregate exchange consideration for each $1,000 principal amount of the Company's 7 1/2% Convertible Subordinated Debentures Due April 15, 2010 (the "Debentures") that is properly tendered for exchange from the date of the Offering Circular through 2:00 p.m., St. Paul, Minnesota time, on Friday, November 15, 1996, unless extended (the "Offer Period"). A holder of Debentures who elects to exchange during the Offer Period will receive aggregate exchange consideration comprised of $500 in cash and 16 shares of the Company's Common Stock, $.01 par value per share (the "Common Stock") as principal plus $80 in cash and 8 shares of Common Stock as interest (the "Exchange Consideration") for the surrender of each $1,000 of outstanding principal amount of Debentures and waiver and forgiveness of excess interest (over $80 in cash plus the fair value of 8 shares of Common Stock) accrued since April 15, 1994 and all other claims. At November 15, 1996, the amount of interest, and interest on overdue installments, that will have accrued is $208.98 per $1,000 of outstanding principal amount of Debentures. At the conclusion of the Offer Period, a holder of Debentures who did not tender Debentures for exchange during the Offer Period will no longer be entitled to the Exchange Consideration.


         The Company will pay no commission or other consideration to solicit exchanges of Debentures so that the Common Stock issuable in the Exchange will be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") under Section 3(a)(9) of the Securities Act, and be exempt from qualification or registration under applicable U.S. state securities laws. The Common Shares to be issued upon exchange of the Debentures pursuant to this offer by the holders thereof should be freely tradeable to the same extent that tendered and exchanged Debentures were freely tradeable. Comprehensive Care Corporation Common Stock to be issued in the Exchange Offer has been approved for listing upon notice of issuance on the New York Stock Exchange.

         Holders of Debentures who elect to tender Debentures for exchange pursuant to the Exchange Offer will not receive future, regular interest payments with respect to the Debentures, including any amount in respect of periods since April 15, 1996, the last record date prior to the date hereof for payment of regularly scheduled interest payments.

         Assuming all of the outstanding Debentures are exchanged during the Offer Period, the holders of Debentures will receive an aggregate of approximately 228,912 shares of Common Stock and $5,532,040 in cash.

         THE ENCLOSED OFFERING CIRCULAR AND LETTER OF TRANSMITTAL AND RELATED DOCUMENTS, TOGETHER WITH THE INFORMATION INCORPORATED BY REFERENCE THEREIN, CONSTITUTE THE COMPANY'S OFFER AND DISCLOSURE MATERIALS AND SHOULD BE REVIEWED BY YOU IN THEIR ENTIRETY.

         We are the record owner of Debentures held by us for your account, and the Offering Circular and related materials are being forwarded to you as the beneficial owner of those Debentures. The exchange of those Debentures can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to exchange Debentures held by us for your account.

         We request your instructions as to whether you wish us to exchange on your behalf any or all the principal amount of Debentures held by us for your account, pursuant to the terms and subject to the conditions of the Offering Circular.

         Your attention is called to the following:

         1. Pursuant to the Exchange Offer, the Exchange Consideration will be paid by the Company for each $1,000 principal amount of Debentures exchanged during the Offer Period.

         2. The Exchange Offer is being made for all of the outstanding Debentures. The Exchange Offer is not conditioned upon any minimum amount of Debentures being tendered.

         3. The Offer Period commenced as of Tuesday, October 8, 1996, and will remain in effect until and will expire at 2:00 p.m., St. Paul, Minnesota time, on Friday, December 6, 1996, unless terminated sooner by the Company.


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         4.    Holders electing to exchange Debentures pursuant to the Exchange
               Offer will not be obligated to pay brokerage fees or commissions.

         5. Holders of Debentures may convert less than the entire stated principal amount represented by surrendered Debenture certificates provided they appropriately indicate this fact on the Instructions with Respect to the Exchange Offer by Comprehensive Care Corporation attached hereto.

         If you wish us to exchange any or all of your Debentures, please so instruct us by completing, executing, and returning to us the form attached hereto entitled Instructions with respect to the Exchange Offer by Comprehensive Care Corporation. If you authorize an exchange of your Debentures, the total principal amount of your Debentures will be tendered for exchange unless otherwise indicated. If you do not instruct us to exchange your Debentures, they will not be tendered for exchange. The Exchange Offer is not being made, nor will deliveries of Debentures for exchange pursuant to the Exchange Offer be accepted from or on behalf of, holders of Debentures residing in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A LETTER OF TRANSMITTAL ON YOUR BEHALF TO THE EXCHANGE AGENT PRIOR TO THE EXPIRATION OF THE OFFER PERIOD.

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                                  INSTRUCTIONS
                               WITH RESPECT TO THE
                                 EXCHANGE OFFER
                                       BY
                         COMPREHENSIVE CARE CORPORATION


         The undersigned acknowledge(s) receipt of your letter, dated October 8, 1996, and the Offering Circular, in connection with the Exchange Offer by Comprehensive Care Corporation, a Delaware corporation (the "Company") to pay the Exchange Consideration for each $1,000 principal amount of the Company's 7 1/2% Convertible Subordinated Debentures (the "Debentures") that are tendered for exchange from the date of the Offering Circular through 2:00 p.m., St. Paul, Minnesota time, on Friday, November 15, 1996, unless extended (the "Offer Period").

         You are hereby instructed to deliver to the Exchange Agent for exchange pursuant to the Exchange Offer the principal amount of Debentures indicated below (or, if no number is indicated below, all Debentures) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offering Circular.

Dated __________________, 1996
                                    ___________________________________________

                                    ___________________________________________

                                    ___________________________________________

                                    ___________________________________________
                                          Please print name(s) here

Principal Amount of 7 1/2%
Convertible Subordinated
Debentures to be exchanged
pursuant to the Exchange Offer*
_________________________________   ___________________________________________

                                    ___________________________________________
                                    Address(es)
                                    (_________)________________________________
                                    Area Code and Day Telephone Number
                                    ___________________________________________
                                    Tax Identification or Social Security No(s).


_________________
* If the principal amount of Debentures is not indicated, the total number of Debentures held by us for your account will be delivered for conversion pursuant to the Exchange Offer.

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